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                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ride, Inc. for the registration of 2,832,573 shares of its common stock and to the incorporation by reference therein of our report dated February 28, 1997, except for Note 14 for which the date is March 14, 1997, with respect to the consolidated financial statements and schedule of Ride, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.






Seattle, Washington
January 16, 1998                             ERNST & YOUNG LLP